SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


       Date of Report (Date of earliest event reported) December 1, 1998





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                          0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                      1465 Kelly Johnson Boulevard
                       Colorado Springs, Colorado               80920
                ----------------------------------------       --------
                (Address of principal executive offices)       Zip Code


Registrant's telephone, including area code:  (719) 531-9444

                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5: Other Information:

     (1) The following Third Quarter 1998 Interim Report to Shareholders, dated November 12, 1998, has been mailed by the Registrant to its Shareholders:

[OUTSIDE COVER OF REPORT]

Simtek Corporation
1465 Kelly Johnson Blvd. #301
Colorado Springs, CO 80920

[SIMTEK'S LOGO - GRAPHIC OMITTED]

THIRD
QUARTER 1998
INTERIM
REPORT

[END OF OUTSIDE COVER]
--------------------------------------------------------------------------------
To Our Shareholders:

This report covers the quarter ended September 30, 1998. Shareholders who desire further disclosure information may request the following reports from the Securities and Exchange Commission or from Simtek Corporation: Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB.

Simtek Corporation ("Simtek" or the "Company") recorded net product sales of $1,464,760 for the third quarter of 1998 and $4,806,039 for the nine months ended September 30, 1998 down from the $1,582,536 recorded for the third quarter 1997 and the $4,884,297 for the nine months ended September 30, 1997. The product sales were from the Company's 4 kilobit, 16 kilobit, 64 kilobit and 256 kilobit nvSRAM product families. The decreases were due to lower demand for semiconductor memories, primarily in Japan and other areas in the far east, and increased price pressures due to unfavorable international currency valuations. Two distributors and one direct customer of the Company's nvSRAM products account for approximately 55% of the Company's net sales for the third quarter 1998. Products sold to distributors are re-sold to various end customers.

In the third quarter 1998, the Company purchased wafers built on 1.2 micron technology from Chartered Semiconductor Manufacturing Plc. of Singapore ("Chartered") to support sales of its high end 64 kilobit industrial and military devices. The Company also purchased wafers built on 0.8 micron technology from Chartered. Sales of devices built with both types of wafers purchased from Chartered accounted for approximately 53% of the Company's revenue for the third quarter 1998. The balance of the Company's revenue for the third quarter 1998, was primarily from the sales of commercial 64 kilobit and 256 kilobit finished units purchased from Zentrum Mikroelektronik Dresden GmbH ("ZMD").

Selling, general and administrative expenses saw an increase in the third quarter of 1998 of approximately $78,000 over the third quarter 1997. Of this increase, $80,000 was primarily due to costs associated with the installation of the 64 kilobit and 256 kilobit product based on 0.8 micron technology into

                                                               November 12, 1998

Chartered. Administration saw an approximate $28,000 decrease which was primarily due to not incurring costs associated with the shareholders meeting held in 1997 and the registration statement filed in 1997 to register shares underlying the warrants. The approximate $26,000 increase in Sales and Marketing was primarily due to increased advertising.

The Company recorded a net income of $17,383 in the third quarter of 1998 and a net income of $195,692 for the nine months ended September 30, 1998 as compared to a net income of $166,079 for the third quarter of 1997 and a net income of $363,438 for the nine months ended September 30, 1997. The decrease in net income was primarily due to decreased revenues and increased selling, general and administrative expenses.

The Company's ability to remain profitable will depend primarily on its ability to continue reducing manufacturing costs and increase net product sales by increasing the availability of existing products and by the introduction of new products. In the third quarter 1998, the Company continued to ship production orders of all of its nvSRAM product families along with shipping smaller quantities to customers interested in designing this product into its applications. The Company is currently deciding which new or derivative product it will develop next.

In closing, we are pleased with the progress that Simtek has continued to make during the third quarter 1998 in all areas of the Company's operations. We at Simtek appreciate your continued support.

Sincerely,



DOUGLAS MITCHELL
President and CEO

------------------------------------------------------------------------------------------------
Balance Sheet
------------------------------------------------------------------------------------------------

                                                          September 30,             December 31,
                                                               1998                     1997
                                                          -------------            -------------

                  ASSETS
                  ------
CURRENT ASSETS:
Cash and cash equivalents                               $    1,965,823            $     1,475,599
Certificate of deposit                                         100,000                          -

Accounts receivable  -  trade, net                           1,249,227                    921,798
Inventory, net                                               1,052,973                    641,264
Deferred financing fees                                         11,191                          -
Prepaid expenses and other                                      23,811                     17,960
                                                        ------------------------------------------

Total current assets                                         4,403,025                  3,056,621
Equipment and furniture, net                                   217,377                    177,821
Deferred financing fees                                         63,414                          -
                                                        -----------------------------------------
     TOTAL ASSETS                                       $    4,683,816            $     3,234,442
                                                        =========================================

                  LIABILITIES AND SHAREHOLDER'S EQUITY
                  ------------------------------------

CURRENT LIABILITIES:

Accounts payable:
          ZMD                                           $       87,743            $       716,716
          Other                                                477,568                    173,325

Accrued Expenses                                               327,786                    269,592
Accrued Wages                                                  221,475                    222,022

Accrued Vacation payable                                        73,959                     62,401
Payable to ZMD                                                 130,153                    130,153
                                                        -----------------------------------------
Total current Liabilities                                    1,318,684                  1,574,209

Long term debt                                               1,500,000                          -
                                                        -----------------------------------------
     Total Liabilities                                       2,818,684                  1,574,209


SHAREHOLDER'S EQUITY:

Preferred stock, $1.00 par value; 2,000,000 shares
    authorized, none issued and outstanding                          -                          -

Common stock, $.01 par value; 80,000,000 shares
    authorized, 28,745,226 and 28,679,185 shares
    issued and outstanding at September 30, 1998
    and December 31, 1997, respectively                        287,452                    286,792
Additional paid-in capital                                  29,760,875                 29,752,328
Accumulated deficit                                        (28,183,195)               (28,378,887)
                                                        -----------------------------------------
Shareholder's equity                                         1,865,132                  1,660,233
                                                        -----------------------------------------

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY              $    4,683,816            $     3,234,442
                                                        =========================================


-------------------------------------------------------------------------------------------------

OTC Electronic Bulletin Board                      Registrar and Transfer Agent
System Symbol:                                     Continental Stock Transfer and Trust
SRAM                                               2 Broadway
                                                   New York,  NY   10004

---------------------------------------------------------------------------------------------------
Statement of Income and Comprehensive Income
---------------------------------------------------------------------------------------------------

                                           Three Months Ended Sept 30,  Nine Months Ended Sept. 30,
                                           ---------------------------  ---------------------------
                                              1998          1997            1998          1997
                                           -----------   -----------     -----------   -----------
NET SALES                                 $ 1,464,760   $ 1,582,536      $ 4,806,039   $ 4,884,297

    Cost of Sales                             843,025       905,393        2,667,625     2,827,961
                                          --------------------------------------------------------

GROSS MARGIN                                  621,735       677,143        2,138,414     2,056,336

SELLING, GENERAL & ADMINISTRATIVE
EXPENSE:
    Design, research and development          284,871       204,858        1,000,755       870,899
    Administrative                            104,923       132,612          329,328       276,036
    Sales and marketing                       209,112       183,095          610,759       586,759
                                          --------------------------------------------------------
Total selling, general and
  administrative expenses                     598,906       520,565        1,940,842     1,733,694

INCOME FROM OPERATIONS:                        22,829       156,578          197,572       322,642
                                          --------------------------------------------------------

OTHER INCOME  (EXPENSE)
    Interest income, net                      (10,977)       12,667            7,791        39,711
    Other income (expense), net                 9,296        (1,546)           4,454         2,705
                                          --------------------------------------------------------
    Total other income (expense)               (1,681)       11,121           12,245        42,416
                                          --------------------------------------------------------
INCOME BEFORE INCOME TAXES                     21,148       167,699          209,817       365,058

    Provision for income taxes                  3,765         1,620           14,125         1,620
                                          --------------------------------------------------------
NET INCOME AND COMPREHENSIVE INCOME       $    17,383   $   166,079      $   195,692   $   363,438
                                          ========================================================

BASIC AND DILUTED EPS                     $       0.0   $      0.01      $       0.0   $      0.01
                                          ========================================================
BASIC WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING                         28,721,138    28,571,328       28,721,138    28,571,328

EFFECT OF DILUTIVE OPTIONS                  1,437,267     2,562,737        1,847,911     2,040,690
                                          --------------------------------------------------------
DILUTIVE SHARES OUTSTANDING                30,158,405    31,134,065       30,569,049    30,612,018
                                          ========================================================

---------------------------------------------------------------------------------------------------
Directors and Officers
---------------------------------------------------------------------------------------------------

Mr. Douglas Mitchell                                     Dr. Robert Keeley, Director
CEO, Director                                            University of Colorado, Colorado Springs

Dr. Klaus Wiemer, Director                               Mr. Harold Blomquist,  Director

Mr. John Heightley, Director

--------------------------------------------------------------------------------------------------

Home Page:                                               E-Mail
http://www.simtek.com                                    info@simtek.com

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                              SIMTEK CORPORATION


December 1, 1998                             By: /s/Douglas Mitchell
                                                 -------------------------------
                                                  DOUGLAS MITCHELL
                                                  Chief Executive Officer